As filed with the Securities and Exchange Commission on August 2, 2004

Registration No. 333-106706

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0073042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

303 S. Technology Court

Broomfield, CO 80021

(303) 327-3030

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

303 S. Technology Court

Broomfield, CO 80021

(303) 327-3030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended (the “Securities Act”) on such date as the Securities Exchange Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed to amend the Registration Statement on Form S-3 filed by Sirenza Microdevices, Inc. (the “Registrant”) with the Securities and Exchange Commission on July 1, 2003 (File No. 333-106706) and declared effective by the Securities and Exchange Commission on July 28, 2003. The Registration Statement registered a total of 3,254,657 shares of the Registrant’s common stock for resale by the Registrant’s stockholder VL Dissolution Corporation.

The offering under the Registration Statement has terminated. Consequently, this Amendment No. 1 is being filed pursuant to the Registrant’s undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

A total of 2,683,683 shares of common stock that were covered by the Registration Statement, and that were held by VL Dissolution Corporation, were not resold by VL Dissolution Corporation prior to the termination of the offering. We believe that these remaining shares held by VL Dissolution Corporation were distributed to its stakeholders in a distribution not for value. Those 2,683,683 shares of common stock are hereby removed from registration under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on August 2, 2004.

SIRENZA MICRODEVICES, INC.

By:	/s/ Robert Van Buskirk
Robert Van Buskirk
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date
By:	/s/ Robert Van Buskirk Robert Van Buskirk		President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2004

By:	/s/ Thomas Scannell Thomas Scannell		Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	August 2, 2004

By:	/s/ Gerald Hatley Gerald Hatley		Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 2, 2004

By:	/s/ John Ocampo* John Ocampo		Chairman of the Board of Directors	August 2, 2004

By:	/s/ Peter Y. Chung* Peter Y. Chung		Director	August 2, 2004

By:	/s/ Casimir Skrzypczak* Casimir Skrzypczak		Director	August 2, 2004

By:	/s/ John C. Bumgarner, Jr.* John C. Bumgarner, Jr.		Director	August 2, 2004

By:	/s/ Gil Van Lunsen Gil Van Lunsen		Director	August 2, 2004

	*By:	/s/ Robert Van Buskirk Robert Van Buskirk Attorney-in-fact		August 2, 2004

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